r

     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 15, 1996
                                                     Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                -----------------

                             APS HOLDING CORPORATION
           (Exact name of registrant as specified in its charter)

             DELAWARE                                76-0306940
   (State or other jurisdiction of                (I.R.S.Employer
    incorporation or organization)               Identification No.)

                               WORLD HOUSTON PLAZA
                         15710 JOHN F. KENNEDY BOULEVARD
                                    SUITE 700
                           HOUSTON, TEXAS  77032-2347

       (Address of principal executive offices, including zip code)

                                -----------------

                   A.P.S., INC. EXECUTIVE 401(k) DEFERRAL PLAN
                            (Full title of the plan)

                                E. EUGENE LAUVER
                             APS HOLDING CORPORATION
                               WORLD HOUSTON PLAZA
                         15710 JOHN F. KENNEDY BOULEVARD
                                    SUITE 700
                           HOUSTON, TEXAS  77032-2347
                    (Name and address of agent for service)

                                 (713) 507-1100
         (Telephone number, including area code, of agent for service)

                                   COPIES TO:

                                Michael P. Finch
                             Vinson & Elkins L.L.P.
                              2300 First City Tower
                               1001 Fannin Street
                           Houston, Texas  77002-6760

                         CALCULATION OF REGISTRATION FEE

- -------------------------------------------------------------------------------------------------------
          TITLE OF                    AMOUNT          PROPOSED             PROPOSED          AMOUNT OF
      SECURITIES TO BE                TO BE        MAXIMUM OFFERING    MAXIMUM AGGREGATE    REGISTRATION
       REGISTERED(1)               REGISTERED(2)   PRICE PER SHARE     OFFERING PRICE (2)      FEE
- -------------------------------------------------------------------------------------------------------
 Deferred Compensation
 Obligations . . . . . . . . . . .
- -------------------------------------------------------------------------------------------------------
 Common Stock, par value $.01
 per share (the "Common Stock"). .
- -------------------------------------------------------------------------------------------------------
      Total  . . . . . . . . . . .  $10,000,000           100%            $10,000,000           $3,449
- -------------------------------------------------------------------------------------------------------

(1) The Deferred Compensation Obligations of the Registrant to pay deferred compensation in the future in accordance with the terms of the A.P.S., Inc. Executive 401(k) Deferral Plan for a select group of eligible employees.
(2) The amount to be registered is estimated solely for purposes of calculating the registration fee and includes such indeterminate number of shares of the Registrant's Common Stock as may be issued at indeterminate prices from time to time as one of the various investment options for participants in the A.P.S., Inc. Executive 401(k) Deferral Plan.

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


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents which have been filed with the Securities and Exchange Commission (the "Commission") by APS Holding Corporation, a Delaware corporation (the "Company"), are incorporated herein by reference and made a part hereof:

          (a) Annual Report on Form 10-K for the fiscal year ended January 27, 1996;

          (b)  Quarterly Report on Form 10-Q for the quarter ended April 25,
               1996;

          (c)  Current Report on Form 8-K dated January 25, 1996;

          (d)  Current Report on Form 8-KA dated January 25, 1996; and

          (e) Description of the Common Stock contained in the Company's Prospectus dated September 23, 1993 which description is included in the Company's Registration Statement on Form S-1 (Registration Statement No. 33-66412).

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.   DESCRIPTION OF SECURITIES.

          The Deferred Compensation Obligations registered hereunder (the "Obligations") are unsecured obligations of the Registrant to pay deferred compensation in the future in accordance with the terms of the A.P.S., Inc. Executive 401(k) Deferral Plan (the "Plan") and the A.P.S., Inc. Executive 401(k) Deferral Plan Trust Agreement, dated as of August 14, 1996, between A.P.S., Inc. and Texas Commerce Bank National Association, as Trustee (the "Trust Agreement"), which are filed as Exhibits 4.3 and 4.4 to this Registration Statement. Such Exhibits set forth a description of the Obligations and are incorporated herein by reference in their entirety in response to this Item 4., pursuant to Rule 411(b)(3) under the Securities Act of 1933.

          No participant under the Plan shall have any preferred claim to, or any beneficial ownership interest in, any assets which are subject to the Trust established by the Trust Agreement (the "Trust"). All such assets are subject to the claims of the creditors of the participant's employer until they are paid out of the Trust to the participant in accordance with the terms of the Plan. The Plan provides that payment of all Obligations of the Registrant's subsidiaries under the Plan is guaranteed by the Registrant, and that any such payment by the Registrant shall be made directly and not through the Trust.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.



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

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for acts or for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or
(iv) for any transaction from which a director derived an improper personal benefit. The Second Restated Certificate of Incorporation and Bylaws of the Company contain provisions eliminating the liability of directors to the extent permitted by Section 102(b)(7) of the DGCL.

          The Company is empowered by Section 145 of the DGCL, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee or agent of the Company. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. Article VI of the Bylaws of the Company provides for indemnification of each of the Company's directors, officers and employees to the full extent permitted by the DGCL.

          An Indemnification Agreement exists among the Company, APS, Inc., Clayton, Dubilier & Rice, Inc. ("CD&R") and The Clayton & Dubilier Private Equity Fund IV Limited Partnership ("Fund IV") that requires the Company and APS, Inc. to indemnify CD&R, Fund IV, the general partner of Fund IV, and their respective directors, officers, partners, employees, agents and controlling persons (within the meaning of the Securities Act of 1933) and each other person who is or becomes a director of the Company or APS, Inc. (the "Indemnitees") (i) from and against all claims relating to certain potential liabilities and claims that might arise under the securities laws from the operations of APS, Inc. and its predecessors and, except in the case of gross negligence or intentional misconduct, from providing management consulting and financial advisory services and (ii) to the fullest extent permitted by applicable Delaware law, from acting as directors of the Company and its subsidiaries or any breach or alleged breach of his or her fiduciary duty as a director of the Company and its subsidiaries. In addition, the Company has agreed to indemnify the Indemnitees against any suits, claims, damages or expenses which may be made against or incurred by them under applicable securities laws in connection with offerings of securities of the Company. However, the Company will not be obligated to indemnify any Indemnitee in the event that any such suit, claim, damage or expense is based upon an untrue statement in any document, contract or agreement related to an offering in reliance upon written information furnished by such Indemnitee specifically for use in such document, contract and agreement.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

           4.1 Second Restated Certificate of Incorporation of the Company filed September 20, 1993 (Incorporated by reference to the exhibits filed with APS Holding Corporation's Form 10-Q for the quarter ended October 25, 1993.)

          *4.2 Amended and Restated Bylaws of the Company amended as of November 14, 1994.

          *4.3 A.P.S., Inc. Executive 401(k) Deferral Plan, as adopted by the Registrant.

          *4.4 A.P.S., Inc. Executive 401(k) Deferral Plan Trust Agreement, dated August 14, 1996, between A.P.S., Inc. and Texas Commerce Bank National Association, as Trustee, as adopted by the Registrant.

          *5.1   Opinion of E. Eugene Lauver, Esq.

          *23.1  Consent of Coopers & Lybrand L.L.P.

          *24.1  Powers of Attorney (included on signature page).

- -----------------------------
*    Filed with this Registration Statement.

                                  UNDERTAKINGS

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 15th day of August, 1996.

                                   APS HOLDING CORPORATION



                                   By: /s/ MARK S. HOFFMAN
                                       -----------------------------------
                                           Mark S. Hoffman
                                           President and Chief Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on August 15, 1996.


                                POWER OF ATTORNEY

          Each person whose signature appears below appoints Mark S. Hoffman and
E. Eugene Lauver, and each of them, his true and lawful attorneys-in-fact and agents (with full power to each of them to act alone), with full power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done (with full power to each of them to act alone), as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.


        SIGNATURE                          TITLE
        ---------                          -----


/s/ MARK S. HOFFMAN Director,      President and Chief Executive Officer
- ------------------------------     (Principal Executive Officer)
Mark S. Hoffman


/s/ THOMAS T. McENTIRE             Acting Chief Financial and Accounting Officer
- ------------------------------
Thomas T. McEntire


                                   Director
- ------------------------------
Theodore Barry


/s/ WILEY N. CALDWELL              Director
- ------------------------------
Wiley N. Caldwell


/s/ MICHAEL J. DUBILIER            Director
- ------------------------------
Michael J. Dubilier

/s/ JOSEPH P. FLANNERY             Director
- ------------------------------
Joseph P. Flannery


/s/ DONALD J. GOGEL                Director
- ------------------------------
Donald J. Gogel


/s/ HUBBARD C. HOWE                Director
- ------------------------------
Hubbard C. Howe


/s/ H. JACK MEANY                  Director
- ------------------------------
H. Jack Meany


/s JERRY K. MYERS                  Director
- ------------------------------
Jerry K. Myers